UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2020

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sierra Point Parkway

Brisbane, CA 94005

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MYOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On May 12, 2020, MyoKardia, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 5,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The price to the public in this offering is $105.00 per share. The Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $100.27500 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 787,500 additional shares of Common Stock, which option was exercised in full prior to the closing of the Offering. The net proceeds to the Company from the offering are expected to be approximately $604.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about May 15, 2020, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333- 223526), which was previously filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2018 and was automatically effective upon filing, and a related prospectus supplement and accompanying prospectus filed with the SEC on May 14, 2020 pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock for 45 days after May 12, 2020 without first obtaining the written consent of BofA Securities, Inc., J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC, on behalf of the Underwriters, subject to certain exceptions.

The foregoing descriptions of the Underwriting Agreement and lock-up arrangements is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This report contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to the completion of the offering and the expected net proceeds therefrom. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the risk and uncertainties associated with market conditions and the satisfaction of customary closing conditions relating to the offering, as well as risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth under the section “Risk Factors” in the preliminary prospectus supplement filed by the Company with the SEC on May 11, 2020, including the documents incorporated by reference therein, and in the reports and other documents the Company files with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Item 8.01 Other Events.

Press Releases for Underwritten Public Offering

On May 11, 2020, the Company issued a press release announcing the proposed offering, and on May 12, 2020, the Company issued a press release announcing the pricing of the offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 12, 2020, by and among MyoKardia, Inc. and BofA Securities, Inc., J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release, dated May 11, 2020

99.2	Press Release, dated May 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2020	MyoKardia, Inc.

	By:	/s/ Taylor Harris
Taylor Harris
Chief Financial Officer
(principal financial and accounting officer)